Exhibit 1.01

STEM, INC.

CONFLICT MINERALS REPORT

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024

This Conflict Minerals Report (the “Report”) of Stem, Inc. (the “Company,” “Stem,” “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2024 to December 31, 2024. The Rule requires disclosure of certain information when a company’s products include specified minerals which are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).

The information presented in this Report includes the activities of our majority-owned subsidiaries.

Company Overview; Covered Products

We are a global leader in artificial intelligence (“AI”)-driven clean energy solutions and services. Our mission is to help our customers plan, deploy, and operate clean energy assets via AI-enabled software and services. We offer a comprehensive suite of solutions that are designed to transform how solar and energy storage projects are developed, built, and operated, including (i) an integrated suite of software and edge hardware products, and (ii) full-lifecycle energy services from a team of leading experts. We operate in two key areas within the renewable energy landscape: solar and storage. In solar, we serve project developers, asset owners and engineering, procurement and construction firms (“EPCs”) by selling them solar edge devices and monitoring and control software, as well as professional services related to the design and commissioning of the same. In storage, we serve project developers, asset owners, EPCs, and distributors by selling them software-enabled forecasting and optimization managed services that minimize spending on utility bills, or maximize revenue from energy market participation. In some cases, we also resell battery original equipment manufacturer hardware to our customers for a fee.

Because we do not manufacture products that contain conflict minerals necessary to the functionality or production of those products, this Report relates solely to products manufactured by some of our suppliers, containing conflict minerals necessary to product functionality or production (“necessary conflict minerals”) (the “covered products”).

For the reporting period covered by this Report, our covered products included, edge hardware for solar assets management, energy storage systems comprised of lithium-ion battery modules, converters and related equipment that we source from suppliers and pass along to our customers at project sites.

Reasonable Country of Origin Inquiry

We engaged Source Intelligence (“SI”) as an outside agent to assist and guide us in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts. We then performed an analysis of our supply chain and defined the scope of our RCOI by identifying and contacting suppliers that provided products that we believed were likely to constitute covered products for the reporting period. During our review, we asked scoping questions that allowed us to exclude certain suppliers and ultimately identify 72 suppliers that were within the scope of the Rule.

Because we are several tiers removed from the mining, smelting, or refining of necessary conflict minerals, we then worked with SI to conduct a survey of suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT is a standardized reporting template that was developed to facilitate disclosure and communication of information regarding mineral country of origin, and the smelters and refiners being utilized in a company’s supply chain. The CMRT has been widely adopted and used by many companies in their due diligence processes related to conflict minerals.

We worked with SI to engage with our suppliers and to provide them instructions about the CMRT and its requirements, as well as correct data collection processes for the information provided to us. At various points during the outreach program, the responses were reviewed against criteria developed to help validate such information and determine which suppliers required further engagement. We inquired about responses that were not clear to us and followed up with supplier contacts that were not responsive. We reached out to our suppliers using contacts we believed to be current and up to date. Where one contact person was unresponsive, we reached out to additional known contacts at the relevant supplier. We continued to seek responses through May 9, 2025.

We received a valid CMRT from 38 of the 72 suppliers surveyed. The result is a 53% response rate, which is an improvement from our previous year’s reporting cycle. Because the CMRTs indicated that some smelters or refiners in the suppliers’ supply chains might be sourcing conflict minerals from the Democratic Republic of Congo or an adjoining country (the “covered countries”), we performed additional due diligence, as outlined below.

Due Diligence Program

Program Objectives

We are committed to responsible sourcing, transparency and sustainability in our supply chain. As we learn and gain further operational knowledge as a public company, we will continue to improve our processes, strategies and policies to realize these commitments. Our objectives include:

a.Expecting our suppliers to:

i.provide us with timely, accurate and complete information about conflict mineral content and country of origin information on the products supplied to us;

ii.work with us in any review of their supply chain and procurement process, conflict mineral audits, and due diligence on their suppliers as required for our annual SEC disclosure; and

iii.cooperate with us in developing a chain of custody for conflict minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our covered products.

b.Developing and implementing policies and processes toward preventing the use of necessary conflict minerals that may finance or benefit armed groups in the covered countries.

c.Expecting suppliers to actively engage with us on other supply chain due diligence efforts, such as human rights and forced labor assessments.

We believe in establishing and maintaining long-term relationships with suppliers whenever possible, and we are committed to working closely with our suppliers to accomplish the above objectives.

Diligence Process Design

Our due diligence processes have been designed in conformity with, in all material respects, the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with our position in the supply chain for the covered products. The OECD Guidance provides a detailed due diligence framework to support responsible global supply chain management of conflict minerals and other mineral resources and is currently the leading international framework for raw material due diligence. Our process aligns with the following five steps:

a.Step 1. Establish Strong Company Management Systems

b.Step 2. Identify and Assess Risks in the Supply Chain

c.Step 3. Design and Implement a Strategy to Respond to Identified Risks

d.Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

e.Step 5. Report Annually on Supply Chain Due Diligence

As a purchaser of our covered products, we are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the covered countries. As we do not have a direct relationship with conflict minerals smelters and refiners, we partnered with SI to help us use conflict mineral reporting resources developed by RMI to disclose upstream actors in the supply chain, and we use the CMRT to gather information on the chain of custody of the conflict minerals included in our covered products.

Due to the breadth, complexity and constant evolution of the global supply chain for the covered products, it can be challenging to verify the origin of all conflict minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging tools and resources developed by RMI and others to validate smelters or refiners as conflict free, and continuing our outreach efforts, we hope to further develop transparency into our supply chain as we grow.

Step 1. Establish Strong Company Management Systems

We have established a cross-functional team that is responsible for complying with the Rule and furthering the other objectives described above. Our team is led by our Director of ESG and Sustainability and includes other senior leaders from our legal and supply chain departments.

Step 2. Identify and Assess Risks in the Supply Chain

To identify conflict minerals risks in the supply chain for our covered products, we partnered with SI to perform the RCOI, as described above. SI then worked with our cross-functional team to review the CMRT information received from our suppliers during our RCOI. For responses indicating that a smelter or refiner might be sourcing conflict minerals from the covered countries, SI performed an additional investigation to collect information about the source and chain of custody of the conflict minerals. SI also performed additional diligence where responses indicated that a smelter or refiner did not know the origin of the conflict minerals that they sourced.

SI relies on the following internationally accepted audit standards to research smelters and refiners: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. SI is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.

If the smelter or refiner is not certified by these internationally recognized schemes, SI attempts to contact the smelter or refiner to gain more information. Additional research is also performed to determine whether there are any outside sources of information regarding the smelter or refiner’s sourcing practices.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

As the completeness and accuracy of the due diligence information improves, our cross-functional team intends to continue to develop strategies to respond to risks in our supply chain. This includes taking steps to support the use of validation, certification and audit programs for smelters and refiners in the supply chain for our covered products. Where a supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not willing to expect its own suppliers to use conflict-free sources, then we may reassess the supplier relationship.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As stated above, we do not have direct relationships with smelters and refiners. As such, we do not perform direct audits of the entities that provide the necessary conflict minerals in our covered products. However, we support and rely on audits of smelters and refiners conducted by third parties, and this information is used throughout our due diligence process.

Step 5. Report Annually on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC, and will be publicly available on the investor relations page of our website at investors.stem.com.

Due Diligence Results

Survey Response

We received 38 completed CMRTs from the 72 suppliers surveyed, which is a 53% completion rate. Of the responding suppliers, 53% indicated that there were no necessary conflict minerals in the products they supply to us.

Efforts to Determine Country of Origin of Conflict Minerals

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our covered products with the greatest specificity reasonably possible to us consisted of the due diligence measures described in this Report.

Smelters or Refiners Identified

In total, 367 known smelters and refiners were identified as potentially in the supply chain for our covered products. Of those smelters and refiners, 246 are currently certified as being conflict-free, and; five are currently in communication with RMI regarding the process of their becoming compliant through the RMAP and are participating or have agreed to participate in the audit process. Six of the smelters and refiners were identified as having sourced conflict minerals from the covered countries and are not certified by any known organization, and 138 were identified as having no known country of origin for a portion of their conflict minerals.

Set forth in Annex 1 is the list as of May 9, 2025 of all known smelters and refiners identified as potentially being in the supply chain for our covered products. The information provided in Annex 1 is based on information provided by our suppliers and the RMAP. Our suppliers provided responses on a company-wide basis, rather than a product basis. As a result, the conflict minerals from the smelters or refiners identified in Annex 1 are not necessarily included in our covered products.

We determined that a portion of the conflict minerals contained in the covered products may have originated from the covered countries, but we were unable to determine the origin of all conflict minerals in our covered products. Therefore, we are unable to conclusively determine the country of origin of the necessary conflict minerals in all our covered products.

Future Process Improvements

We intend to continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a more transparent and ethical supply chain. In addition, we intend to continue to make inquiries of our suppliers (including, in particular, those who reported the existence of smelters or refiners that we identified as having sourced conflict minerals from the covered countries and are not certified by any known organization) and undertake additional risk assessments. We expect our direct suppliers to take similar measures with their suppliers so that there is alignment throughout our supply chain.

Cautionary Note on Forward-Looking Statements

This Report includes forward-looking statements within the meaning of federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, risk mitigation efforts and strategy, and process improvements, constitute forward-looking statements that involve risks and uncertainties. Actual results or outcomes could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results or outcomes to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1

Smelters and Refiners

Our due diligence indicated that the smelters and refiners listed below may be in the supply chain for our covered products.

Metal	Official Smelter Name	RMI Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery**	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077

Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Attero Recycling Pvt Ltd	CID004697
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Elite Industech Co., Ltd.	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	GG Refinery Ltd.	CID004506

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714
Gold	Impala Platinum - Rustenburg Smelter	CID004610
Gold	Inca One (Chala One Plant)	CID004704
Gold	Inca One (Koricancha Plant)	CID004705
Gold	Industrial Refining Company	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Advanced Metals Corporation	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981

Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L’azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L’Orfebre S.A.	CID002762
Gold	LS MnM Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	NOBLE METAL SERVICES	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	SAM Precious Metals FZ-LLC	CID003666
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON METALS Corp.	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163

Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	PowerX Ltd.	CID004054
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582

Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419

Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Masbro Alam Stania	CID003380
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Woodcross Smelting Company Limited	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	LLC Vostok	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845

Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797
Tungsten	Philippine Carreytech Metal Corp.	CID004438
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662

**

One of our suppliers reported the presence of this entity in its supply chain. This entity was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022 (specifically, CID003185 - African Gold Refinery). Stem does not purchase materials from or conduct any business directly with this entity. Most of Stem’s suppliers provide smelter data at a company-wide level. As such, Stem is unable to confirm whether African Gold Refinery was in the Company’s supply chain during fiscal year 2024.

Countries of Origin

Below is a list of countries from which the above smelters and refiners are known to source conflict minerals.

Angola

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bermuda

Bolivia (Plurinational State Of)

Brazil

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Congo

Congo, Democratic Republic of The

Cote D’Ivoire

Czechia

Djibouti

Ecuador

Egypt

Estonia

Ethiopia

Finland

France

Germany

Ghana

Guinea

Guyana

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Japan

Jersey

Kazakhstan

Kenya

Korea, Republic Of

Kyrgyzstan

Lao People’s Democratic Republic

Luxembourg

Madagascar

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Russian Federation

Rwanda

Saudi Arabia

Sierra Leone

Singapore

Slovakia

South Africa

South Sudan

Spain

Suriname

Sweden

Switzerland

Taiwan, Province of China

Tajikistan

Tanzania, United Republic of

Thailand

Turkey

Uganda

United Arab Emirates

United Kingdom of Great Britain and Northern Ireland

United States of America

Uzbekistan

Vietnam

Zambia

Zimbabwe